EXHIBIT 10 (c)


                               WRITTEN CONSENT OF RUTH B. LURIE






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                                                          March 31, 1998



Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado  80111



Re:     Maxim Series Account of
        Great-West Life & Annuity Insurance Company


Gentlemen:

        I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus for Maxim Series Account contained in Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (File No. 33-82610) filed by Great-West Life & Annuity Insurance Company and Maxim Series Account with the
Securities and Exchange Commission under the Securities Act of 1933, the Investment Company Act of 1940 and the amendments thereto.

                                             Sincerely,

                                              /s/ Ruth B. Lurie

                                            Ruth B. Lurie
                                            Vice President, Counsel
                                            and Associate Secretary